                                                                     EXHIBIT 28C

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One):


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934 [FEE REQUIRED]. For the fiscal year ended December 31, 1996.


                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934 [NO FEE REQUIRED]. For the transition period from             to
                .

Commission File Number 1-11592

     A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                          HAYES WHEELS INTERNATIONAL, INC.
                          EMPLOYEE SAVINGS PLAN

     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

                          Hayes Wheels International, Inc.
                          38481 Huron River Drive
                          Romulus, Michigan 48174

     The following financial statements and exhibits are filed as part of this report:

     (a) Financial statements

         (1) Independent Auditors' Report


         (2) Statements of Assets Available for Plan Benefits, with Fund Information, as of December 31, 1996 and 1995



         (3) Statements of Changes in Assets Available for Plan Benefits with Fund Information, for the year ended December 31, 1996 and 1995


         (4) Notes to Financial Statements

     (b) Exhibit 28 -- Consent of Independent Auditors

                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, this annual report has been duly signed on behalf of the Plan by the undersigned, thereunto duly authorized.

                                          HAYES WHEELS INTERNATIONAL, INC.
                                          EMPLOYEE SAVINGS PLAN

                                          By: /s/ KURT M. SUCKOW
                                             -----------------------------------
                                            Kurt M. Suckow
                                            Plan Administrator


Date: June 30, 1997

HAYES WHEELS INTERNATIONAL, INC.
EMPLOYEE SAVINGS PLAN
Financial Statements and Schedules

Years Ended December 31, 1996 and 1995
(With Independent Auditors' Report Thereon)

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN

                               Table of Contents





                                                                      Page(s)

Independent Auditors' Report                                             1

Statement of Assets Available for Plan Benefits with Fund Information
  as of December 31, 1996                                                2

Statement of Assets Available for Plan Benefits with Fund Information
  as of December 31, 1995                                                3

Statement of Changes in Assets Available for Plan Benefits with Fund
  Information for the year ended December 31, 1996                       4

Statement of Changes in Assets Available for Plan Benefits with Fund
  Information for the year ended December 31, 1995                       5

Notes to Financial Statements                                          6-13


                                                                     Schedule
                                                                     --------

Item 27a - Schedule of Assets Held for Investment Purposes as of
  December 31, 1996                                                      1

Item 27d - Schedule of Reportable Transactions for the year ended
December 31, 1996                                                        2



All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and, accordingly, have been omitted.

                          Independent Auditors' Report



To the Retirement Committee of the
   Hayes Wheels International, Inc.
   Employee Savings Plan:


We have audited the accompanying statements of assets available for plan benefits of Hayes Wheels International, Inc. Employee Savings Plan as of December 31, 1996 and 1995 and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits as of December 31, 1996 and 1995, and the changes in assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of assets available for plan benefits and statements of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                           KPMG Peat Marwick LLP

Detroit, Michigan
May 30, 1997

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
     Statement of Assets Available for Plan Benefits with Fund Information
                               December 31, 1996





<Cation>

                                                      International   Balanced    Long-Term      Ultra      Equity      Capital
                                                         Growth      Investors      Bond       Investors    Index     Preservation
                                                          Fund          Fund        Fund          Fund       Fund        Trust
                                                          ----          ----        ----          ----       ----        -----
Assets:
     Investments, at fair value:
           American Century International Growth
               Fund                                    $1,931,367    $       --   $     --   $       --  $       --    $       --
           American Century Balanced Investors Fund            --     2,865,105         --           --          --            --
           American Century Long-Term Bond Fund                --            --    919,965           --          --            --
           American Century Ultra Investors Fund               --            --         --    8,537,206          --            --
           American Century Equity Index Fund                  --            --         --           --   2,991,835            --
           Chase Manhattan Bank Trust for Employee
               Benefit Plans II Cash Investment Fund           --            --         --           --          --            --
           Hayes Wheels International, Inc. common
               stock                                           --            --         --           --          --            --
           Loans to participants                               --            --         --           --          --            --
                                                       ----------    ----------  ---------   ----------  ----------    ----------
                                                        1,931,367     2,865,105    919,965    8,537,206   2,991,835            --
      Investment, at contract value:
           Bankers Trust Capital Preservation Trust            --            --         --           --          --     6,084,089
                                                       ----------    ----------  ---------   ----------  ----------    ----------
                        Total investments               1,931,367     2,865,105    919,965    8,538,206   2,991,835     6,084,089
      Contributions receivable:
           Employer                                        15,438        19,842      7,095       58,238      18,365        43,852
           Employee                                        14,458        20,415      7,372       56,318      17,204        24,605
      Interfund receivable (payable)                        6,445         9,348      3,560       21,670       7,502        16,901
      Accrued income                                           --            --         --           --          --            --
                                                       ----------    ----------  ---------   ----------  ----------    ----------
                        Assets available for plan
                             benefits                  $1,967,708    $2,914,710   $937,992   $8,673,432  $3,034,906    $6,169,447
                                                       ==========    ==========   ========   ==========  ==========    ==========

<Cation>
                                                         Hayes
                                                        Wheels
                                                         Stock            Loan
                                                          Fund            Fund           Total
                                                          ----            ----           -----
Assets:
     Investments, at fair value:
           American Century International Growth
               Fund                                      $     -     $       --       $ 1,931,367
           American Century Balanced Investors Fund            -             --         2,865,105
           American Century Long-Term Bond Fund                -             --           919,965
           American Century Ultra Investors Fund               -             --         8,537,206
           American Century Equity Index Fund                  -             --         2,991,835
           Chase Manhattan Bank Trust for Employee
               Benefit Plans II Cash Investment Fund         505             --               505
           Hayes Wheels International, Inc. common
               stock                                     504,542             --           504,542
           Loans to participants                               -      2,175,375         2,175,375
                                                         -------     ----------       -----------
                                                         505,047      2,175,375        19,925,900
      Investment, at contract value:
           Bankers Trust Capital Preservation Trust            -             --         6,084,089
                                                         -------     ----------       -----------
                        Total investments                505,047      2,175,375        26,009,989
      Contributions receivable:
           Employer                                        9,069             --           171,899
           Employee                                        9,377             --           149,749
      Interfund receivable (payable)                       2,982        (68,408)               --
      Accrued income                                          59            --                59
                                                         -------     ----------       -----------
                        Assets available for plan       $526,534     $2,106,967       $26,331,696
                             benefits                   ========     ==========       ===========


See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
     Statement of Assets Available for Plan Benefits with Fund Information
                               December 31, 1995







                                                      International   Balanced   Long-Term    Ultra       Equity      Capital
                                                          Equity      Investors     Bond     Investors     Index     Preservation
                                                           Fund          Fund       Fund        Fund        Fund        Trust
                                                          -----          ----       ----        -----       ----         ----
Assets:
     Investments, at fair value:
          American Century International Equity
             Fund                                       $1,433,295  $       --   $     --  $       --  $       --    $       --
          American Century Balanced Investors Fund              --   2,186,606         --          --          --            --
          American Century Long-Term Bond Fund                  --          --    812,358          --          --            --
          American Century Ultra Investors Fund                 --          --         --   6,839,780          --            --
          American Century Equity Index Fund                    --          --         --          --   2,124,675            --
          U.S. Trust Short-term Fixed Income Fund               --          --         --          --          --            --
          Hayes Wheels International, Inc. common
              stock                                             --          --         --          --          --            --
          Loans to participants                                 --          --         --          --          --            --
                                                        ----------  ----------   --------  ----------  ----------    ----------
                                                         1,433,295   2,186,606    812,358   6,839,780   2,124,675            --
     Investment, at contract value:
          Bankers Trust Capital Preservation Trust              --          --         --          --          --     5,144,664
                                                        ----------  ----------   --------  ----------  ----------    ----------
                        Total investments                1,433,295   2,186,606    812,358   6,839,780   2,124,675     5,144,664
     Contributions receivable:
          Employer                                          11,238      14,683      4,994      40,630      12,877        30,970
          Employee                                          16,937      20,137      6,750      59,280      17,773        22,118
     Interfund receivable (payable)                          6,738       6,238      4,564      30,677       7,723        20,449
     Accrued income                                             --          --         --          --          --            --
     Other                                                      --          --         --          --          --            --
                                                        ----------  ----------  ---------  ----------  ----------    ----------
                        Assets available for plan
                             benefits                   $1,468,208  $2,227,664  $ 828,666  $6,970,367  $2,163,048    $5,218,201
                                                        ==========  ==========  =========  ==========  ==========    ==========

                                                          Hayes
                                                          Wheels
                                                           Stock            Loan
                                                           Fund             Fund              Total
                                                           ----             -----             -----
Assets:
     Investments, at fair value:
          American Century International Equity
             Fund                                       $     --        $       --        $ 1,433,295
          American Century Balanced Investors Fund            --                --          2,186,606
          American Century Long-Term Bond Fund                --                --            812,358
          American Century Ultra Investors Fund               --                --          6,839,780
          American Century Equity Index Fund                  --                --          2,124,675
          U.S. Trust Short-term Fixed Income Fund          3,681                --              3,681
          Hayes Wheels International, Inc. common
              stock                                      802,011                --            802,011
          Loans to participants                               --         1,747,615          1,747,615
                                                        --------        ----------        -----------
                                                         805,692         1,747,615         15,950,021
     Investment, at contract value:
          Bankers Trust Capital Preservation Trust            --                --          5,144,664
                                                        --------        ----------        -----------
                        Total investments                805,692         1,747,615         21,094,685
     Contributions receivable:
          Employer                                         5,788                --            121,180
          Employee                                         9,338                --            152,333
     Interfund receivable (payable)                        3,392           (79,781)                --
     Accrued income                                           36                --                 36
     Other                                                (3,577)               --             (3,577)
                                                        --------        ----------        -----------
                        Assets available for plan
                             benefits                   $820,669        $1,667,834        $21,364,657
                                                        ========        ==========        ===========

See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
Statement of Changes in Assets Available for Plan Benefits with Fund Information
                               December 31, 1996







                                               International   Balanced   Long-Term    Ultra       Equity      Capital
                                                  Growth      Investors     Bond     Investors     Index     Preservation
                                                   Fund          Fund       Fund        Fund        Fund        Trust
                                                   ----         -----       ----        ----        ----         ----
Investments income:
     Interest and dividends                       $  197,527  $  281,465  $ 61,682   $  475,529  $       15    $  298,932
     Net realized and unrealized appreciation
          (depreciation) in fair value of
          investments                                 33,480      29,002   (37,977)     527,653     527,998            --
                                                  ----------  ----------  --------   ----------  ----------   -----------
                        Total investment income      231,007     310,467    23,705    1,003,182     528,013       298,932
                                                  ----------  ----------  --------   ----------  ----------   -----------
Contributions:
     Employer                                        172,401     230,900    85,036      640,885     207,622       495,282
     Employee                                        202,901     279,109    98,838      757,406     239,164       306,792
     Rollover                                          6,574      10,591        --       60,817      14,262            --
                                                  ----------  ----------  --------   ----------  ----------   -----------
                        Total contributions          381,876     520,600   183,874    1,459,108     461,048       802,074
                                                  ----------  ----------  --------   ----------  ----------   -----------
                        Total additions              612,883     831,067   207,579    2,462,290     989,061     1,101,006
                                                  ----------  ----------  --------   ----------  ----------   -----------
Deductions:
     Benefits payments                                74,000      59,425    32,799      376,617     110,486       416,448
     Other                                             1,151       4,723     2,329        6,344       3,865         7,685
     Loans to (repayments from) participants          97,997     163,922    85,378      428,896     205,635       314,194
     Refund of excess contributions (note 5)              --          --        --           --          --       563,930
                                                  ----------  ----------  --------   ----------  ----------   -----------
                        Total deductions             173,148     228,070   120,506      811,857     319,986     1,302,257
                                                  ----------  ----------  --------   ----------  ----------   -----------
Net transfers (to) from other funds and plans         59,765      84,049    22,253       52,632     202,783     1,152,497
                                                  ----------  ----------  --------   ----------  ----------   -----------
Net increase (decrease) in plan assets               499,500     687,046   109,326    1,703,065     871,858       951,246

Assets available for plan benefits:
     Beginning of year                             1,468,208   2,227,664   828,666    6,970,367   2,163,048     5,218,201
                                                  ----------  ----------  --------   ----------  ----------   -----------
     End of year                                  $1,967,708  $2,914,710  $937,992   $8,673,432  $3,034,906   $ 6,169,447
                                                  ==========  ==========  ========   ==========  ==========   ===========

                                                       Hayes
                                                       Wheels
                                                       Stock              Loan
                                                        Fund              Fund              Total
                                                        ----              ----              -----
Investments income:
     Interest and dividends                          $   4,120        $   157,253        $ 1,476,523
     Net realized and unrealized appreciation
          (depreciation) in fair value of
          investments                                  300,267                 --          1,380,423
                                                     ---------        -----------        -----------
                        Total investment income        304,387            157,253          2,856,946
                                                     ---------        -----------        -----------
Contributions:
     Employer                                           96,987                 --          1,929,113
     Employee                                          115,861                 --          2,000,071
     Rollover                                           15,883                 --            108,127
                                                     ---------        -----------        -----------
                        Total contributions            228,731                 --          4,037,311
                                                     ---------        -----------        -----------
                        Total additions                533,118            157,253          6,894,257
                                                     ---------        -----------        -----------
Deductions:
     Benefits payments                                  20,327             81,957          1,172,059
     Other                                                 497                486             27,080
     Loans to (repayments from) participants             1,932         (1,297,954)                --
     Refund of excess contributions (note 5)                --                 --            563,930
                                                     ---------        -----------        -----------
                        Total deductions                22,756         (1,215,511)         1,763,069
                                                     ---------        -----------        -----------
Net transfers (to) from other funds and plans         (804,497)          (933,631)          (164,149)
                                                     ---------        -----------        -----------
Net increase (decrease) in plan assets                (294,135)           439,133          4,967,039

Assets available for plan benefits:
     Beginning of year                                 820,669          1,667,834         21,364,657
                                                     ---------        -----------        -----------
     End of year                                     $ 526,534        $ 2,106,967        $26,331,696
                                                     =========        ==========         ===========


See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
Statement of Changes in Assets Available for Plan Benefits with Fund Information
                               December 31, 1995







                                               International   Balanced   Long-Term     Ultra       Equity      Capital
                                                  Equity      Investors     Bond      Investors     Index     Preservation
                                                   Fund          Fund       Fund        Fund         Fund        Trust
                                               -------------  ----------  ---------  -----------  ----------  ------------
Investments income:
     Interest and dividends                         $   1,309   $  173,560   $ 44,271  $  320,328   $       --    $  269,185
     Net realized and unrealized appreciation
          in fair value of investments                135,445      169,149     78,303   1,303,830      526,798            --
                                                    ---------    ---------   --------  ----------   ----------    ----------
                        Total investment income       136,754      342,709    122,574   1,624,158      526,798       269,185
                                                    ---------    ---------   --------  ----------   ----------    ----------
Contributions:
     Employer                                         165,331      210,226     86,228     542,641      190,273       573,190
     Employee                                         257,093      305,011    104,203     837,861      255,863       344,241
     Rollover                                          10,146       14,180      3,595      87,624        5,531         1,940
                                                    ---------    ---------   --------  ----------   ----------    ----------
                        Total contributions           432,570      529,417    194,026   1,468,126      451,667       919,371
                                                    ---------    ---------   --------  ----------   ----------    ----------
                        Total additions               569,324      872,126    316,600   3,092,284      978,465     1,188,556
                                                    ---------    ---------   --------  ----------   ----------    ----------
Deductions:
     Benefits payments                                 35,181       51,706      8,339     175,252       43,788       465,765
     Other                                                (18)         881      2,592        (189)       2,259        13,692
     Loans to (repayments from) participants           95,392      167,632    114,287     493,999      233,802       474,719
                                                    ---------    ---------   --------  ----------   ----------    ----------
                        Total deductions              130,555      220,219    125,218     669,062      279,849       954,176
Net transfers (to) from other funds                  (244,931)      76,859     44,292     579,834       66,280        40,553
                                                    ---------    ---------   --------  ----------   ----------    ----------
Net increase (decrease) in plan assets                193,838      728,766    235,674   3,003,056      764,896       274,933

Assets available for plan benefits:
     Beginning of year                              1,274,370    1,498,898    592,992   3,967,311    1,398,152     4,943,268
                                                   ----------   ----------   --------  ----------   ----------    ----------
     End of year                                   $1,468,208   $2,227,664   $828,666  $6,970,367   $2,163,048    $5,218,201
                                                   ==========   ==========   ========  ==========   ==========    ==========

                                                         Hayes
                                                        Wheels
                                                         Stock        Loan          Cash
                                                         Fund         Fund         Account       Total
                                                         -----        ----         -------        ----
Investments income:
     Interest and dividends                             $  2,650   $    84,683     $   --     $   895,986
     Net realized and unrealized appreciation
          in fair value of investments                   182,299            --         --       2,395,824
                                                        --------   -----------     ------     -----------
                        Total investment income          184,949        84,683         --       3,291,810
                                                        --------   -----------     ------     -----------
Contributions:
     Employer                                             87,718            --         --       1,855,607
     Employee                                            130,996            --         --       2,235,268
     Rollover                                              9,889            --         --         132,905
                                                        --------   -----------     ------     -----------
                        Total contributions              228,603            --         --       4,223,780
                                                        --------   -----------     ------     -----------
                        Total additions                  413,552        84,683         --       7,515,590
                                                        --------   -----------     ------     -----------
Deductions:
     Benefits payments                                    30,107        30,781         --         840,919
     Other                                                  (149)          440      2,973          22,481
     Loans to (repayments from) participants              13,000    (1,592,831)        --              --
                                                        --------   -----------     ------     -----------
                        Total deductions                  42,958    (1,561,610)     2,973         863,400
Net transfers (to) from other funds                      (81,418)     (481,469)        --              --
                                                        --------   -----------     ------     -----------
Net increase (decrease) in plan assets                   289,176     1,164,824     (2,973)      6,652,190

Assets available for plan benefits:
     Beginning of year                                   531,493       503,010      2,973      14,712,467
                                                        --------   -----------     ------     -----------
     End of year                                        $820,669   $ 1,667,834     $   --     $21,364,657
                                                        ========   ===========     ======     ===========


See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                         Notes to Financial Statements
                     Years ended December 31, 1996 and 1995



(1)  Description of the Plan

     The Hayes Wheels International, Inc. Employee Savings Plan (the Plan) is a contributory, defined-contribution benefit plan designed to provide eligible employees of a participating plant, division, or subsidiary of Hayes Wheels International, Inc. (the Company), with a vehicle to systematically save funds. The Plan was established on July 1, 1985, and restated on January 1, 1993. The Plan was amended on October 1, 1994 and May 1, 1996. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     At December 31, 1996 and 1995, four Company locations were participating in the Plan: the Sedalia plant, the Huntington plant, the LaMirada plant, and the Gainesville plant.

     Terms for each location are negotiated separately and may differ. The following is a description of the Plan's requirements for each participating location. Participants should refer to the plan agreement for more complete information.

     SEDALIA

     Eligibility

     Salaried Sedalia employees who are not covered under a Company-sponsored pension plan other than the Pension Plan for Employees of the Sedalia Plant of Hayes Wheels International, Inc., are eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

     Participant Contributions

     A participant may elect to make a basic deferred contribution of between 2 percent and 15 percent of the participant's compensation. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

     Employer Contributions

     Employer contributions consist of basic contributions and matching contributions. Participants are eligible to receive basic contributions the first day of the month following 12 full months of employment. Effective May 1, 1996, the basic contribution is 5 percent of social security taxable wage base and 8 percent of wages above that base. Prior to May 1, 1996, the basic contribution was $0.50 ($0.30 prior to March 1, 1995) for each hour a participant worked. The matching contribution is 50 percent of the first 4 percent of the participant's compensation contributed.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued



(1)  Description of the Plan, Continued

     HUNTINGTON

     Eligibility

     Effective May 1, 1996, the hourly employees of the Huntington plant were eligible to participate in the Plan. Prior to May 1, 1996, Huntington employees who were not covered under a Company-sponsored pension plan were eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

     Participant Contributions

     A participant may elect to make a basic deferred contribution of between 2 percent and 15 percent of the participant's compensation. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

     Employer Contributions

     Employer contributions consist of two basic contributions and a matching contribution. Participants are eligible to receive basic contributions the first day of the month following 12 full months of employment. The basic contribution is 2.5 percent of the participant's base compensation. Effective May 1, 1996, an additional basic contribution is $0.15 for each hour worked for employees with less than 10 years of service and $0.20 for each hour worked for employees with 10 or more years of service. The matching contribution is 50 percent of the first 2 percent of the participant's compensation contributed and 25 percent of the next 2 percent of the participant's compensation contributed.

     LAMIRADA

     Eligibility

     LaMirada employees who are not covered under a Company-sponsored pension plan are eligible to participate in the Plan. Additionally, LaMirada employees who were participants in the Hourly Employees' Retirement Savings Plan of Western Wheel Corporation, a subsidiary of Hayes Wheels International, Inc., on or after October 1, 1986, were eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued



(1)  Description of the Plan, Continued

     Participant Contributions

     Participants may elect to make a basic deferred contribution of between 2 percent and 15 percent of the participant's compensation. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

     Employer Contributions

     Employer contributions consist of basic contributions and matching contributions. Participants are eligible to receive basic contributions on the first day of the month following 12 full months of employment. The basic contribution is $0.25 for each hour a participant works. The matching contribution is 50 percent of the first 2 percent of the participant's compensation contributed and 25 percent of the next 2 percent of the participant's compensation contributed.

     GAINESVILLE

     Effective October 1, 1996, non-bargaining employees of the Gainesville plant were eligible to participate in the Plan. Prior to October 1, 1996, Gainesville employees who were not covered under a Company-sponsored pension plan were eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

     Participant Contributions

     A participant may elect to make a basic deferred contribution of between 2 percent and 15 percent of the participant's compensation. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

     Employer Contributions

     Employer contributions consist of basic contributions and matching contributions. Participants are eligible to receive basic contributions the first day of the month following 12 full months of employment. The basic contribution is 2.5 percent of the participant's base compensation. The matching contribution is 50 percent of the first 2 percent of the participant's compensation contributed and 25 percent of the next 2 percent of the participant's compensation contributed.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued



(1)  Description of the Plan, Continued

     ALL PLANS

     Vesting

     Participants are fully vested in their basic contributions upon enrollment. Vesting of the employer basic and matching contribution is based on years of eligible service as follows:


                             Years of       Percentage
                         Eligible Service     Vested
                         -----------------  ----------

                         Less than 1                0%
                         1 but less than 2         25%
                         2 but less than 3         50%
                         3 but less than 4         75%
                         4 years or more          100%


     In the event of total and permanent disability, employer contributions are 100 percent vested. New Sedalia participants on or after May 1, 1996 will become fully vested upon being credited with 5 years of service, or if earlier, upon attaining normal retirement.

     Forfeitures

     Nonvested employer contributions of terminated employees become forfeitures after a one- year break in service--unless the nonvested balance is greater than $3,500, in which case they would become a forfeiture after a five-year break in service--and are used to reduce future employer contributions.

     Participant Accounts

     Each participant's account is credited with the participant's contribution, the employer's contribution, and an allocation of plan earnings. Allocations are computed at the end of each calendar quarter based on the participant's account balance.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued



(1)  Description of the Plan, Continued

     ALL PLANS, CONTINUED

     Plan Benefits

     Upon retirement, disability, or death, the entire balance of the participant's account becomes payable to the participant or the participant's beneficiary. Upon any other termination of employment, the participant receives the vested portion of their account. Withdrawals are also permitted for financial hardship or upon attainment of age 59 1/2 under certain provisions of the Plan. All benefits are payable in lump sum.

     Participants may borrow up to the lesser of $50,000 or 50 percent of the vested portion of their account at a market rate. When a loan is made, the participants' investment fund(s) assets are decreased on a pro rata basis and the loan receivable is reflected in the Loan Fund. Loan repayments are redeposited into the participants' accounts based on current election directives.

     Administrative Expenses

     The Company pays all administrative expenses associated with the Plan.

(2)  Summary of Significant Accounting Policies

     Basis of Presentation

     The accompanying financial statements are presented on the accrual basis of accounting such that all income, benefits, and expenses are recognized in the period to which they relate.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued



(2)  Summary of Significant Accounting Policies, Continued

     Valuation of Investments

     Investments in all common collective trust funds, except the Capital Preservation Trust, are stated at their aggregate fair value as reported by American Century Securities, Inc. (American Century, formerly known as Twentieth Century), the trustee, based upon current quoted market prices of the underlying investments within the funds. Unrealized and realized gains or losses are reflected currently in the statement of changes in assets available for plan benefits. Purchases and sales of securities are recorded on a trade-date basis.

     The Plan's Capital Preservation fund is valued at the aggregate of the contract values of the GICs held by the fund, as the fund investments are fully benefit responsive. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay benefits under the Plan.

()   Investment Funds

     Participants' Accounts

     Participants may direct their accounts to be invested in various investment funds. American Century, maintains the following funds under the Plan:

            Fund                                  Description

       International Growth Fund      Seeks capital growth over time by
                                      investing in  common stocks of a broad
                                      range of foreign companies.  (Named
                                      International Equity Fund in prior year.)

       Balanced Investors Fund        Seeks capital growth and current income
                                      by investing approximately 60 percent of its assets in growth stocks and the remainder in fixed-income securities.

       Long-Term Bond Fund            Seeks to provide a high level of income by
                                      investing in a diversified portfolio of
                                      longer-term corporate, government, and
                                      mortgage-backed bonds.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued



(3)  Investment Funds, Continued

     Participants' Accounts, Continued

            Fund                                  Description

       Ultra Investors Fund           Seeks capital growth over time by
                                      investing in common stocks considered by management to have better-than-average prospects for appreciation, typically small to medium-size companies.

       Equity Index Fund              Seeks long-term capital appreciation.
                                      The fund invests primarily in Wells
                                      Fargo's Equity Index Fund E, a highly
                                      diversified portfolio consisting of
                                      stock included in the Standard & Poor's
                                      500 Composite Stock Price Index.

       Capital Preservation Trust     A stable value income fund in which the
                                      principal is protected from market
                                      volatility.  Invests exclusively in the BT
                                      Pyramid GIC Fund, a diversified pool of
                                      high-quality fixed income securities, and attempts to provide investors with yields that are higher then money market funds and CDs.


(4)  Tax Status
     ----------

     The Internal Revenue Service, in a letter dated July 9, 1996, determined that the Plan meets the requirements of section 401(a) of the Internal Revenue Code and is exempt from federal income tax under section 501(a) of the Code.


(5)  Repayment of Excess Contributions

     The Plan repaid excess employee contributions and earnings thereon made to the Plan in 1995 which exceeded IRS tax deferral limitations. The repayments were made from the Capital Preservation Fund after the transfer of those excess contributions was made from all funds to the Capital Preservation Fund.

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                    Notes to Financial Statements, Continued




(6)  Termination of the Plan
     -----------------------

     The Company has reserved the right to terminate or amend the Plan at any time. In the event of complete or partial termination of the Plan, participants become 100 percent vested in their accounts and the balance in the participant's account will be distributed at the discretion of the committee which administers the Plan.

(7)  Related Party Transactions
     --------------------------

     American Century serves as the Plan's recordkeeper and trustee. The Plan has invested $17,245,478 of assets in American Century sponsored funds at December 31, 1996.

                                                                      Schedule 1


                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
           Item 27a - Schedule of Assets Held for Investment Purposes
                               December 31, 1996




                                                Description of
                                                Investment,
                                                Including Maturity
                                                Date, Rate of
            Identity of Issue,                  Interest Collateral,
            Borrower, Lessor,                   Par or                                       Current
            or Similar Party                    Maturity Value              Cost             Value
            ------------------                  --------------------        ----             -------
American Century Securities, Inc. *:
 International Growth Fund                          242,634 units       $ 1,857,709        $ 1,931,367
 Balanced Investors Fund                            165,997 units         2,748,030          2,865,105
 Long-Term Bond Fund                                 96,737 units           889,467            919,965
 Ultra Investors Fund                               303,923 units         7,244,063          8,537,206
 Equity Index Fund                                  174,146 units         2,081,882          2,991,835
Bankers Trust Capital Preservation Trust          6,084,089 units         6,084,089          6,084,089
Chase Manhattan Bank Trust for Employee
 Benefit Plans II Cash Investment Fund                  505 units               505                505
Hayes Wheels International, Inc. common
stock*                                               13,105 shares          415,387            504,542
Loans to participants                                    --               2,175,375          2,175,375
                                                                        -----------        -----------
                                                                        $23,496,507        $26,009,989

*Party-in-interest

                        HAYES WHEELS INTERNATIONAL, INC.
                             EMPLOYEE SAVINGS PLAN
                 Item 27d - Schedule of Reportable Transactions
                      For the year ended December 31, 1996





    Identity of                                                                                 Current Value
       Party                Description of         Purchase       Selling                        of Asset on        Net Gain
      Involved                  Asset               Price          Price           Cost        Transaction Date      (Loss)
      --------                  -----               -----          -----           ----        ----------------      -------
SEI Trust Company        Benham Preservation      $3,201,569     $2,590,778     $2,590,727           $3,792,347     $      51
                         Trust
American Century
Securities, Inc.*        Ultra Fund                2,822,643      2,138,086      1,862,166            4,960,729       275,919
Hayes Wheels
International, Inc.      Common stock                564,671      2,162,766        884,330            2,727,437     1,278,436



*Party-in-interest

                                                                     EXHIBIT 28








                        Consent of KPMG Peat Marwick LLP




The Board of Directors
Hayes Wheels International, Inc.:


We consent to the incorporation by reference into (1) an exhibit of the annual report on Form 10-K of Hayes Wheels International, Inc., for the year ended January 31, 1997, and (2) the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Number 33-308079) pertaining to the Hayes Wheels International, Inc. Employee Savings Plan and in the related prospectus of our report dated May 30, 1997, with respect to the financial statements of Hayes Wheels International, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                           KPMG Peat Marwick LLP

Detroit, Michigan
June 27, 1997